                                                                   EXHIBIT 10.54

                    MANAGEMENT AND SUPPORT SERVICES AGREEMENT

         THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is made and entered into as of this 1st day of August, 2001, by and between FIDELITY NATIONAL INFORMATION SOLUTIONS, INC., a Delaware corporation ("FNIS"), and FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("Provider").

                                    RECITALS:

         A. Provider is a holding company of various subsidiary corporations engaged in the provision of products and services to the real estate, lending and insurance industries (collectively, the "Subsidiary Companies"), and Provider and its Subsidiary Companies employ a staff of administrative and professional personnel that provide certain administrative and operational support services to the Subsidiary Companies, and to other entities that employ Provider to provide such services, for certain administrative and operational functions, including, without limitation, legal, financial and accounting, real estate leasing and management, marketing, purchasing and procurement, employee benefits, human resources and record keeping services. Provider incurs expenses incident thereto for the benefit of the Subsidiary Companies or such other entities and the businesses conducted by them;

         B. FNIS is engaged in the provision of information services to the real estate, lending and insurance industries through the operations of diverse business units and subsidiaries;

         C. FNIS requires legal, financial and accounting, real estate leasing and management, marketing, purchasing and procurement, employee benefits, human resources, record keeping, and other general support and administrative services that Provider provides (the "Support Services");

         D. FNIS desires to engage Provider to perform the Support Services for the benefit of FNIS, and Provider desires to perform such services, on the terms and provisions set forth in this Agreement, which is entered into by FNIS and Provider in the ordinary course of their respective businesses.

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Engagement. FNIS hereby engages Provider to provide the services described on Exhibit A attached hereto (the "Services"), and Provider hereby agrees to use its commercially reasonable efforts to provide the Services. Provider will provide the services by, among other things, designating such employees as FNIS selects as leased employees (the Leased Employees) to provide the Services to FNIS under FNIS' direction and control pursuant to the terms of an "Employee Services Agreement" to be executed between the parties. Such employees shall be treated for all purposes as the Leased Employees of FNIS and the compensation paid by FNIS to such employees shall be payable pursuant to
Section 4 below as part of the fees for services set forth in Exhibit A ("Services Fees"). Mutually agreed upon additions or deletions to the Services or modifications to the Services Fees may be made at any time by a written amendment to Exhibit A executed by both parties and attached hereto.

         2. Standard of Conduct; Limitation of Liability/Damages. Provider covenants that the Services shall be furnished to FNIS in a professional and diligent manner, in accordance with reasonable requests made by FNIS and consistent with the manner in which Provider provides such services to its Subsidiary Companies and other affiliates. Notwithstanding the foregoing, Provider shall not be liable for any damages of any kind relating to or arising from its provision of the Support Services to FNIS including any such damages suffered or incurred by FNIS or by any third party, including, without limitation, any damages arising from or relating to any breach by Provider of its obligations hereunder absent a finding in a final judgment of a court of competent jurisdiction that such damages proximately resulted from the bad faith, gross negligence or willful misconduct of Provider or its agents. Notwithstanding the forgoing, in no event and under no circumstances shall Provider be liable to FNIS or any third party for any indirect, special or consequential damages, including without limitation, lost profits. In addition, Provider shall not be liable to FNIS or to any third party on account of any action or omission by Provider relating to its performance of the Services based upon incorrect information supplied by FNIS reasonably relied upon by Provider or resulting from the failure of FNIS to provide Provider with timely and accurate information.

         3. Term. The initial term of this Agreement shall commence on August 1, 2001 and shall continue for an initial term of one (1) year (the "Initial Term"); provided, that the term of this Agreement will automatically renew for successive one year terms unless either party notifies the other party of its intent not to renew no later than thirty (30) days before the expiration of the current term. Notwithstanding the foregoing, (a) FNIS may terminate this Agreement at any time for Cause (as defined below), effective immediately upon written notice to Provider, and (b) Provider may terminate this Agreement for any reason effective upon 120 days prior written notice to FNIS, or immediately, in Provider's sole and absolute discretion, upon a change in control of FNIS. From and after any notice of termination under Section 3 hereof, and through the effective date of such termination, Provider shall continue to perform its obligations under this Agreement and provide such assistance to FNIS in connection with the transition of the Services previously provided hereunder as may be reasonably requested by FNIS. As used herein, the term "Cause" shall mean
Provider's:

                  (a) material breach of this Agreement, including, without limitation, the obligations under Section 5 of the Agreement, where such breach has continued after Provider has received at least one (1) written warning specifically advising the Provider of such breach and has been given a reasonable time period (at least 20 but not more than 30 days) after such warning to cure such breach;

                  (b) commission of an act that, under applicable law or government regulations, constitutes the commission of a felony, or could subject FNIS to civil or criminal penalties or fines; or

                  (c) commission of an act that could reasonably be expected adversely and materially to affect, or has materially and adversely affected, the reputation of FNIS, or the relationship of FNIS with any federal, state or local government agency, the loss of which could reasonably be expected to materially affect FNIS or its business.

         4.       Compensation; Expense Reimbursement.

                  (a) Fees. Provider shall provide the Services rendered hereunder as set forth in SCHEDULE A for not less than the Service Fees set forth in SCHEDULE A. If the amount of cash compensation that FNIS elects to pay to the Leased Employees on an annualized basis exceeds the fees set forth in Schedule A, FNIS shall remit an additional amount to Provider to cover all such compensation, including payroll taxes. In the event that FNIS materially expands its operations by virtue of acquisition, merger, joint venture or other addition to or extension of its current operations, or in the event that FNIS materially decreases its operations, during the term of this Agreement, the parties shall negotiate in good faith such adjustments to SCHEDULE A as fairly reflect the change in services and fees appropriate to such operational fluctuations. The amended attachment(s) shall be executed by duly authorized representatives of both parties and appended hereto. The Service Fees shall be invoiced monthly and shall be paid within 20 business days of the end of each accounting period. Provider shall be responsible for paying all compensation and benefits to Provider employees other than the Leased Employees that are engaged in providing the Support Services under this Agreement.

                  (b) Expense Reimbursement. FNIS shall reimburse Provider on request for all actual expenses incurred by Provider on behalf or for the benefit of FNIS up to an amount set forth on the periodic budget submitted by FNIS pursuant to this Agreement (the "Budget"), and which are not included or covered by SCHEDULE A hereto. Any expenditure for expenses in excess of the amount budgeted shall be paid only upon FNIS' approval of the same. Such approval shall not be unreasonably withheld. Provider shall provide invoices and, if requested by FNIS, reasonable documentation, to FNIS for all such expenses within 10 business days following the end of each four-week reporting period. Such invoices shall be paid within 10 days of receipt. Provider is authorized to pay the amount of such expenses to itself out of funds held or managed by Provider on FNIS' behalf. "Actual expenses" shall not include the wages, benefits or payroll taxes of Provider's employees other than the Leased Employees, or an allocation of rent for use of Provider's corporate offices.

         5. Representations, Warranties and Covenants of Provider. Provider hereby represents, warrants and covenants to FNIS as follows:

                  (a) Provider is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite power and authority to own and operate its business as presently conducted.

                  (b) Provider has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by Provider and no other action or proceeding on the part of Provider is necessary to authorize this Agreement or the performance thereof. This Agreement has been duly and validly executed and delivered by Provider and constitutes a legal, valid and binding obligation of Provider, enforceable in accordance with its terms.

                  (c) The execution, delivery and performance of this Agreement by Provider will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any order, injunction, rule, regulation or law; (ii) require any consent under, conflict with, constitute a default under, or otherwise violate the terms of any agreements, instruments or other obligations to which Provider is a party or by which it or any of its property may be bound or affected; or
(iii) require any consent or approval by, notice to or registration with any governmental authority. In the event at any time during the term of this Agreement any consents, approvals, notices or registrations are required in connection with the performance of this Agreement, Provider shall take all necessary and appropriate steps to obtain or file such consents, approvals, notices or registrations.

                  (d) Provider agrees to use reasonable best efforts to comply with all governmental laws, regulations, and orders applicable to its operations with respect to performing the Services as contemplated by this Agreement.

                  (e) Provider agrees to provide to FNIS prompt written notice of (i) any action, suit or proceeding against Provider or FNIS which is material to the business or operations of FNIS or which would materially impair the right or ability of Provider to perform the Services hereunder, and (ii) any default of which Provider becomes aware under any FNIS leases or other material contracts or agreements concerning FNIS for which Provider has assumed management or oversight responsibility pursuant to this Agreement, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

                  (f) Provider agrees to use commercially reasonable efforts to have FNIS named as additional insured on any policy of insurance obtained by Provider that specifically relates to FNIS or the provision of the Services hereunder or, in the event that Provider is self-insured, to timely advise FNIS of the funding required to maintain levels of self-insurance consistent with the laws of the State of California.

         6. Representations, Warranties and Covenants of FNIS. FNIS hereby represents, warrants and covenants to Provider as follows:

                  (a) FNIS is a corporation duly organized, validly existing and in good standing under the laws of its state of formation and has all requisite power and authority to own and operate the business which it intends to operate.

                  (b) FNIS has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by FNIS and no other action or proceeding on the part of FNIS is necessary to authorize this Agreement or the performance thereof. This Agreement has been duly and validly executed and delivered by FNIS and constitutes a legal, valid and binding obligation of FNIS, enforceable in accordance with its terms.

                  (c) The execution, delivery and performance of this Agreement by FNIS will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any order, injunction, rule, regulation or law applicable to FNIS;
(ii) require any consent under, conflict with, constitute default under, or otherwise violate the terms of any agreements, instruments or other obligations to which FNIS is a party or by which it or any of its property may be bound that has not been obtained; or (iii) require any consent or approval by, notice to or registration with any governmental authority having jurisdiction over FNIS. In the event at any time during the term of this Agreement any consents, approvals, notices or registrations are required in connection with the performance of this Agreement, FNIS shall take all necessary and appropriate steps to obtain or file such consents, approvals, notices or registrations.

                  (d) FNIS agrees to use its commercially reasonable efforts to name Provider as an additional insured with respect to any policies of insurance obtained by FNIS.

         7. Participation in Management. Provider will have neither express nor implied power or authority to execute, amend, renew or terminate agreements such as real property leases, real property purchase agreements, loan agreements, option agreements, management agreements, agreements pertaining to the issuance of equity interests in FNIS or the legal/corporate existence of FNIS, franchise, license or other development agreements between third parties and FNIS, or to incur or enter into Material Liabilities (as hereinafter defined), on behalf of FNIS, FNIS' subsidiaries and business units, or any of its or their employees, or in any manner bind any of them with respect to the foregoing without the prior consent of FNIS, which consent may not be unreasonably withheld. For purposes of this Agreement, "Material Liabilities" shall mean any contract or obligation which imposes liability on FNIS for any twelve month period in excess of $100,000, any liability or contract incurred or made outside the ordinary course of business, or any contract that is not terminable upon less than ninety-one (91) days notice.

            Subject to the foregoing, Provider shall have the authority to enter into, on behalf of and in the name of FNIS, contracts and agreements entered into by FNIS in the ordinary course of FNIS business, such as supplier/vendor contracts, maintenance agreements, equipment leases, and other such contracts affecting the day to day operations of FNIS and, in connection therewith, FNIS hereby grants to Provider a power of attorney and irrevocably appoints Provider for the term of this Agreement as its attorney-in-fact for the purpose of Provider's performance of the Services.

            Except as expressly set forth in this Agreement, all of the management of the affairs of FNIS shall be within the exclusive control of the Chief Executive Officer of FNIS and his/her designees.

         8. Indemnification. FNIS agrees to indemnify and hold harmless Provider and its affiliates and their respective officers, directors, shareholders, employees, successors and assigns (collectively, including Provider, the "Provider Indemnified Parties"), of and from any and all claims, demands, causes of action, liabilities, judgments, losses, deficiencies and expenses (including court costs and reasonable attorneys' fees) incurred by the Provider Indemnified Parties and arising out of or in any manner, directly or indirectly, relating to the performance by the Provider of the Services or relating to any act or omission of FNIS' employees or agents except for Provider's intentional or willful misconduct or gross negligence. Provider agrees to indemnify and hold harmless FNIS and its Providers, members, employees and agents (collectively, including FNIS, the "FNIS Indemnified Parties") of and from any and all claims, demands, causes of action, liabilities, judgments, losses, deficiencies and expenses (including court costs and reasonable attorneys' fees) incurred by the FNIS Indemnified Parties and arising out of any intentional or willful misconduct or the gross negligence of Provider in connection with Provider's performance of the Services hereunder.

         9.       General Terms.

                  (a) This Agreement shall not be assignable by any party, in whole or in part, without the prior written consent of any other affected party.

                  (b) This Agreement sets forth the entire understanding and agreement of the parties with respect to the subject matter hereof. Except as otherwise expressly provided herein, this Agreement may not be changed, modified or amended except in a writing signed by the affected parties. All previous negotiations and understandings among the parties are merged into this Agreement, and there are no warranties, agreements or understandings, express or implied, except such as are expressly set forth herein.

                  (c) Any notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand-delivered, delivered by facsimile or overnight courier, or if mailed by certified or registered mail, postage prepaid and return receipt requested, addressed as set forth hereinafter (or at such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

                  To Provider:    FIDELITY NATIONAL FINANCIAL, INC.
                                  4050 Calle Real
                                  Santa Barbara, California 93110
                                  Attention:  Corporate Counsel

                  To FNIS:        FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
                                  4050 Calle Real
                                  Santa Barbara, California 93110
                                  Attention: Eric Swenson, President

                  (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns, wherever the context admits or requires.

                  (e) This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

                  (f) Any waiver of any provision of this Agreement by either party may be made only by written notice to the other. No waiver of any breach or default hereunder shall be deemed to constitute a waiver of any other breach or default not of the same breach or default on a future occasion.

                  (g) This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of California.

                  (h) If any legal action is instituted with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover all costs of suit, including reasonable attorneys' fees.

                  (i) If Provider is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, rolling or scheduled blackout, lockout or other labor trouble, riot, war, rebellion or other causes beyond the reasonable control of Provider or other acts of God, then upon written notice to FNIS, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and Provider shall have no liability to FNIS in connection therewith. Provider shall make all reasonable efforts to remove such disability as soon as reasonably practicable.

                  (j) All claims, controversies, differences or disputes between or among any of the parties hereto arising from or relating to this Agreement, or any of the agreements entered into pursuant to any of the express provisions hereof, shall be determined solely and exclusively by arbitration in accordance with the rules of commercial arbitration then in effect of the American Arbitration Association, or any successors thereto. Each of the parties consent to venue for such arbitrations in the County of Orange, California, and to service of process by certified or registered mail to their respective addresses where notices may be sent pursuant to Subsection 10(c). Either party may initiate any such arbitration and, if initiated, the parties shall jointly select a mutually acceptable arbitrator therefor. In the event the parties fail to agree upon such an arbitrator within twenty (20) days after written notification of the initiation of the arbitration has been given to all of the parties, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator, provided that if, in such event, either party fails to select such an arbitrator within seven
(7) days, such party's arbitrator shall be selected by the American Arbitration Association, or any successor thereto, upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and may be entered in any court of competent jurisdiction. The parties agree to abide by any decision rendered in any such arbitration as final and binding and waive the right to submit the dispute to a public tribunal for jury or non-jury trial. Notwithstanding the foregoing, any party may bring an action in any court of competent jurisdiction when the remedy sought is limited to injunctive relief of a breach or threatened breach of this Agreement by another party hereto or specific performance of any of the obligations of any of the other parties thereto. The prevailing party in any such arbitration or other proceeding brought in accordance with this Subsection 10(j), shall be reimbursed for its reasonable attorneys' fees and disbursements and costs incurred in connection therewith by the non-prevailing party as determined by the arbitrator.

                  (k) In the course of providing Services, Provider may be exposed to information regarded as confidential by FNIS ("Confidential Information"), as evidenced by indicia indicating confidential status or by reasonable inference from the nature of the information. To the extent Confidential Information is (i) not generally known in the trade; (ii) known or independently developed by Provider; or (iii) received from a third party having the right to disclose the same, Provider will safeguard Confidential Information with at least the same degree of care provided to Provider's own confidential or proprietary information. This confidentiality obligation shall extend to the Confidential Information of third parties that FNIS is obligated to keep confidential, provided that Provider is informed of its confidential nature.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date above written.

                            FIDELITY NATIONAL FINANCIAL, INC.


                            By:         /s/ Alan L. Stinson
                                --------------------------------------------
                                Name:       Alan L. Stinson
                                       -------------------------------------
                                Title:      CFO
                                       -------------------------------------


                            FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.


                            By:         /s/ Eric D. Swenson
                                --------------------------------------------
                                Name:       Eric D. Swenson
                                       -------------------------------------
                                Title:      President, COO
                                       -------------------------------------

FIDELITY NATIONAL INFORMATION SOLUTIONS
12/31/2001                                            SCHEDULE A
MANAGEMENT AND SERVICES AGREEMENT



                                                     ANNUALIZED
DESCRIPTION OF SERVICES PERFORMED                  CHARGE TO FNIS
---------------------------------                  --------------

General Management                                   $  545,335
Legal                                                $  213,750
M & A                                                $   78,750
Accounting/Treasury/IR                               $  299,690
HR                                                   $   50,000
Tax                                                  $   85,000
Other                                                $    2,245
                                                     ----------
                                                     $1,274,770
                                                     ==========